UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 5, 2011

BCS Solutions, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-167386	90-0554260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D, Las Vegas, NV	89103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(702) 932-9959

_________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

The Special Meeting of Shareholders (the “Meeting”) of BCS Solutions, Inc. (the “Company”) was held on July 5, 2011. As of the record date of the Meeting, May 16, 2011, there were 47,900,000 shares issued and outstanding, and the Company received proxies from shareholders holding 31,485,000 shares, or 65.73% of the issued and outstanding shares.

At the Meeting, the shareholders voted on the following two proposals and cast their votes as follows:

Proposal 1:  To change of the Company’s state of incorporation from Florida to Nevada by the merger of the Company with and into its wholly owned subsidiary, Grizzly Gold Corp., a Nevada corporation.

For	Against	Abstained	Broker Non-Votes
31,485,000	0	0	0

RESOLVED, that the Company is hereby authorized to change the Company’s state of incorporation from Florida to Nevada by the merger of the Company with and into its wholly owned subsidiary, Grizzly Gold Corp., a Nevada corporation and that the Plan and Agreement of Merger adopted by the Board of Directors is hereby approved, adopted, ratified, and consented to in all respects.

Proposal 2:  To change in the name of the Company from “BCS Solutions, Inc.” to “Grizzly Gold Corp.”

For	Against	Abstained	Broker Non-Votes
31,485,000	0	0	0

RESOLVED, that the Company is hereby authorized to change the Company’s name to ‘Grizzly Gold Corp.’ and that the amendment to Section 1 of the Articles of Incorporation to change the name of "BCS Solutions, Inc." to "Grizzly Gold Corp." is hereby approved, adopted, ratified, and consented to in all respects.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 5, 2011

BCS SOLUTIONS, INC.

By:	/s/ Paul Strobel
Name:	Paul Strobel
Title:	Chief Executive Officer